UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2019

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, Sigma Labs, Inc. (“we,” “our,” “us” or the “Company”) entered into an employment letter agreement with Frank D. Orzechowski, effective July 1, 2019 (the “Effective Date”), pursuant to which Mr. Orzechowski has agreed to serve as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer and Corporate Secretary on an “at-will” basis.

Under the employment letter agreement, Mr. Orzechowski is entitled to (i) an annual base salary of $135,000 (such base salary is not subject to decrease, but may be increased in the discretion of the Company’s Compensation Committee of the Board of Directors based on an annual or special case assessments of Mr. Orzechowski’s performance and other factors), (ii) all benefits that we elect in our sole discretion to provide from time to time to our other executive officers, and (iii) a grant under our 2013 Equity Incentive Plan (the “Plan”) of (1) a five-year stock option to purchase up to 2,500 shares of common stock of the Company, which will have an exercise price equal to the closing price of the Company’s common stock on the Effective Date, and will vest in full on the Effective Date, and (2) a five-year stock option to purchase up to 60,000 shares of common stock of the Company, which will have an exercise price equal to the closing price of the Company’s common stock on the Effective Date, and will vest and become exercisable as follows: 3,872 shares will vest and become exercisable on the one-year anniversary of the Effective Date, 9,000 shares will vest and become exercisable on the second-year anniversary of the Effective Date, 14,128 shares will vest and become exercisable on the third-year anniversary of the Effective Date, and 33,000 shares will vest and become exercisable on the fourth-year anniversary of the Effective Date, provided, in each case, that Mr. Orzechowski remains an employee of the Company through such vesting date. Such options will be on such other terms and provisions as are contained in the Company’s standard form nonqualified stock option agreement, and will only be exercisable upon approval by the Company’s stockholders at a meeting of the Company’s stockholders of an increase in the aggregate number of shares of the Company’s common stock that may be issued or issuable under Plan, which increase covers the shares of common stock underlying such options.

Mr. Orzechowski has over 30 years of financial and operational experience. Since September 2013, Mr. Orzechowski has served as the Chief Financial Officer of StormHarbour Partners LP, an independent global markets and financial advisory firm. From May, 2013 to August 2013, Mr. Orzechowski served as a contract CFO for Etouches Inc., a cloud-based event management software company, to assist with financial-related matters in connection with that company’s planned equity financing. Prior to that, he served as President and Owner/Operator of Four-O Technologies Inc. from August 2009 to December 2012, where he successfully launched and guided operations for two Cartridge World franchise units in Connecticut. From February 2006 to July 2009, Mr. Orzechowski served as President and Chief Financial Officer of Nikko Americas Holding Company Inc., where he was responsible for managing all of the support and infrastructure for that company’s U.S. business, as well as investment manager selection and due diligence functions for its World Series Platform. Mr. Orzechowski began his career at Coopers & Lybrand in 1982, received his CPA certification in 1984 and received his Bachelor of Science in Business Administration with a major in Accounting from Georgetown University in 1982.

Mr. Orzechowski, age 59, has no family relationship with any of the Company’s officers and directors.

The foregoing description of Mr. Orzechowski’s employment letter agreement does not purport to be a complete description of the terms and conditions therein. The full text of such agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

On June 17, 2019, we entered into a transition and separation agreement (the “Separation Agreement”) with Nannette Toups, our current Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer and Corporate Secretary, pursuant to which we and Ms. Toups agreed that she will resign from such positions, effective July 1, 2019. Under the Separation Agreement, Ms. Toups’ employment with the Company will continue through August 15, 2019 (unless earlier terminated), during which period Ms. Toups will assist in the transition of her duties. After such date, Ms. Toups and the Company intend to enter into a consulting agreement under which Ms. Toups will continue to provide services to the Company on an as needed basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 21, 2019	SIGMA LABS, INC.

		By:	/s/ JOHN RICE
		Name:	John Rice
		Title:	President and Chief Executive Officer

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